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                                                                  EXHIBIT 10.23
[AUTOBYTEL.COM LOGO]

                                          CONFIDENTIAL TREATMENT REQUESTED
Mr. Jerry Benowitz                        UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
Chief Executive Officer                   200.83 AND 230.406 * INDICATES OMITTED
Newgen Results Corporation                MATERIAL THAT IS THE SUBJECT OF A
12680 High Bluff Drive, Suite 300         CONFIDENTIAL TREATMENT REQUEST THAT IS
San Diego, CA 92130                       FILED SEPARATELY WITH THE COMMISSION.

Regarding: Letter of Intent between Newgen Results Corporation and AUTOBYTEL.COM

Dear Jerry,

This Letter of intent, upon your execution and return, will confirm the non-binding agreement in principle between autobytel.com, Inc., a Delaware corporation ("ABT"), and Newgen Results Corporation, a Delaware corporation ("NGR") regarding the proposed establishment of a joint venture ("New Venture") to offer certain automotive services to customers of ABT and NGR (the "Transaction"), the proposed terms of which are outlined below. The consummation of the Transaction will be subject to the negotiation and execution of definitive agreements acceptable in form and substance to each of ABT and NGR.

1. Ownership - New Venture will take the form of a partnership and will be owned 51 percent by ABT and 49 percent by NGR. The partnership will be converted into a limited liability company one year after the formation of the partnership unless otherwise agreed to by the management committee.

2. Management and control - the Management committee will assert Control over New Venture through established authority for management and oversight of management. The management committee will consist of 6 individuals three designated by NGR and three by ABT. Both parties agree to endorse and support the "management committee" members designated by the other party. Therefore at no time will the authority of the management committee be unequal unless the ownership of New Venture is changed.

3. ABT will establish a five-year agreement with New Venture that allows placement of New Venture's service offering in a prominent location on its web site. Also ABT will enter into a five-year agreement to promote and contribute to New Venture all items outlined within this letter of intent.

4. NGR will enter into a five-year agreement to promote and contribute to New Venture all items outlined within this letter of intent.

5. Both parties acknowledge that all technology contributed to New Venture will become the property of New Venture as well as the contributing party.

6.  The products offered to dealers by the New Venture:
BASIC
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     / / This product will be introduced to [***] at the initial launch of the program.
     / / The product will include the following features
         - Referral of individuals interested in receiving service offering from a dealer.
         - Reminder program will be commenced utilizing ABT data base.
         - Dealers will have access to reports through a "Sales Dealer Real Time" which will allow dealers to e-mail to consumers [***] and other information.
         - This will be described to the dealer as a minimal product and the objective of the New Venture will be to [***] within the first year to the [***].
         - No follow up service call will be offered.
         - No scheduling software will be offered.

05/04/99  4:33 PM 1

Privilege and Confidential Property of autobytel.com and NewGen Results

                                            * CONFIDENTIAL TREATMENT REQUESTED
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FULL FEATURED
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     / / This will be the New Venture's complete product.
     / / The product will include the following features
         - Referral of individuals interested in receiving service offering from a dealer.
         - Scheduling via the Internet.
         - Follow-up calls to individuals who have not responded to E-mails.
         - Extranet reporting system for all dealers.
         - Reminder program for all E-mail prospects.
         - Both ABT and NGR's databse will be utilized to prospect customers.

7. NGR will actively market to its customer base to expand New Venture's E-mail customers. This will include using a good faith effort to request customers preference in joining an E-mail reminder program. Any and all names expressing an e-mail preference will be contributed to New Venture. Customer names will be contributed to New Venture.

8. ABT will, in good faith, actively market to its dealer base the Gold and Platinum programs. It will be paid a marketing fee for all converted dealers to the Gold and Platinum programs. The fee will be paid to ABT personnel who actively sell the program less applicable taxes. Customer names will be contributed to New Venture.

9. Management/staffing: The new venture anticipates staffing of senior management, 4 to 5 technical employees, 4 to 5 tele-marketing employees, 1 to 2 administrative employees. The parties anticipate the staffing to be trained and employed gradually over the first six to eight months of operation.

10. Technology undertakings of the parties. The responsibilities of the parties to contribute technology is as follows:

    / / ABT will contribute the front end Internet consumer interface.
    / / NGR will contribute dealership scheduling software.
    / / Both parties will contribute the appropriate expertise to integrate the Internet consumer software with the scheduling software of NGR.

11. Both parties will use commercially reasonable efforts to promote New Venture to its dealers and its dealers' customers, which will include contributing to New Venture the dealer contact information (i.e. dealer name, phone number, service manager name and other relevant information).

12. The cost charged by NGR for the Call center will be [***] by call center personnel. The definition of a [***] is [***]. In addition, New Venture has the right to enact one of the following in an effort to reduce New Venture's cost:

    / / Establish a call center utilizing NGR call center software at cost.
    / / Sub-contract out to another call center company if the cost is [***]. / / Other technological or physical process which ultimately reduces the cost of New Venture.

13. The parties will contribute any and all service content of value to the Internet consumer for the service web site. New Venture will share information with NGR and ABT to enhance their content and product offerings as long as the cost of doing so is nominal.

14. Capital contributions - Each party will contribute $2 million to New
    Venture.

15. Losses and profits shared - ABT will incur the first $1 million in losses and NGR will incur the next $1 million in losses. If New Venture generates profit prior to NGR incurring $1 million in losses then ABT's capital account will accumulate all profits until the capital accounts are equal.

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                                            * CONFIDENTIAL TREATMENT REQUESTED

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16. No press releases without prior review and approval will be undertaken by either party, such approval not to be unreasonably withheld.

17. Arbitration -  Any dispute will be arbitrated by the American
    Arbitration Association in Orange County by an independent arbitrator.

18. Jurisdiction and Legal interpretation - The partnership and related agreements will be governed in accordance with the laws of the state of California.

19. Board of Directors approval - The Board of Directors of NGR and ABT will need to approve any final agreement prior to binding the parties.

20. Expiration - This Letter of Intent will expire automatically within 14 days of the signing by both paries, if the parties do not enter into a final definitive agreement.

If you are in agreement with the foregoing, please have the enclosed copy of this Letter of Intent executed in the space provided below and return a fully executed copy to the undersigned prior to 5:00 p.m. (Pacific Daylight
Time) on May 5, 1999 at which time the terms of this Letter of Intent will expire if not then countersigned by you. We look forward to working with you toward a successful transaction.


                                       Very truly yours,

                                       autobytel.com, inc.

                                       /s/ Mark Lorimer
                                       ---------------------------
                                       Mark Lorimer
                                       Chief Executive Officer

Agreed and Accepted

NewGen Results Corporation

/s/ Jerry Benowitz
-------------------------------
Jerry Benowitz
Chief Executive Officer



05/04/99  4:33 PM 3

Privilege and Confidential Property of autobytel.com and NewGen Results